Exhibit 99.1

Two Bethesda Metro Center 14th Floor Bethesda, MD 20814 (301) 951-6122 (301) 654-6714 Fax Info@AmericanCapital.com www.AmericanCapital.com

FOR IMMEDIATE RELEASE

February 13, 2008

CONTACT:

John Erickson, Chief Financial Officer – (301) 951-6122

Tom McHale, Senior Vice President, Finance – (301) 951-6122

Justin Cressall, Vice President, Equity Capital Markets – (301) 951-6122

AMERICAN CAPITAL DECLARES $1.01 Q1 2008 DIVIDEND

REPORTS $3.42 NOI AND $4.65 REALIZED EARNINGS IN 2007

FORECAST 13% DIVIDEND INCREASE IN 2008 TO $4.19

Bethesda, MD – February 13, 2008 – American Capital Strategies Ltd. (NASDAQ: ACAS) announced today its first quarter 2008 dividend, second through fourth quarter 2008 dividend forecast and other forecasts and its results for the fourth quarter and full year of 2007.

FIRST QUARTER 2008 DIVIDEND DECLARATION

American Capital’s Board of Directors has declared a first quarter 2008 regular dividend of $1.01 per share to record holders as of March 7, 2008, payable on April 1, 2008. This is a 13% increase over the first quarter 2007 dividend of $0.89 per share. American Capital has paid a total of $2.1 billion in dividends and paid or declared dividends of $27.17 per share since its August 1997 IPO at $15.00 per share.

2008 DIVIDEND FORECAST

American Capital reiterates its 2008 dividend forecast of $4.19 per share, a 13% growth over total 2007 dividends of $3.72 per share. The remaining 2008 dividends per share are forecast to be in the following quarterly amounts.

$1.03 for Q2 2008, 13% increase over Q2 2007;

$1.05 for Q3 2008, 14% increase over Q3 2007; and

$1.10 for Q4 2008, 10% increase over Q4 2007.

TAXABLE INCOME ROLL OVER ANNOUNCEMENT

American Capital announces that $361 million of excess taxable income, composed of $219 million of ordinary taxable income and $142 million of net long term capital gains, has been rolled over from 2007 into 2008 to pay 2008 dividends. This represents almost two quarters of forecasted 2008 dividends. (As a regulated investment company, American

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American Capital

February 13, 2008

Capital is generally required to distribute as dividends its taxable income in the year earned, but under certain circumstances it may use dividends paid in the subsequent year against taxable income from the prior year.)

2008 FORECASTS

American Capital is forecasting $0.73 to $0.78 in net operating income (earnings less appreciation, depreciation, gains and loss (“NOI”)) per diluted share for first quarter 2008.

American Capital is forecasting it will have between $19 billion and $26 billion of alternative assets under management by year end, of which between $7 billion and $14 billion will be in external funds managed by American Capital, LLC; the balance will be approximately $12 billion on American Capital’s balance sheet.

American Capital reiterates its forecast that its 2008 ordinary taxable income will exceed its 2007 ordinary taxable income. American Capital forecasts that almost half of its 2008 ordinary taxable income will be rolled over into 2009 to pay 2009 dividends.

American Capital reiterates its forecast that its 2008 taxable net long term capital gains will exceed its 2007 taxable net long term capital gains. American Capital forecasts that all of its 2008 taxable net long term capital gains will be rolled over into 2009 to pay 2009 dividends.

American Capital is forecasting that it will roll over $500 million of ordinary taxable income and net long term capital gains from 2008 into 2009.

The preceding dividend forecast and other forecasts above assume that for 2008 there will be a recession in the U.S., no new capital will be raised at American Capital and American Capital will produce significant internally generated liquidity available for new investments.

2007 RESULTS

American Capital also announced today its results for the quarter and year ended December 31, 2007. NOI for the year increased 9% to $3.42 per basic share, compared to $3.15 per basic share for 2006. For the quarter, NOI increased 17% to $0.91 per basic share, compared to $0.78 per basic share for the fourth quarter of 2006.

Earnings less appreciation and depreciation (“Realized Earnings”) increased 5% to $4.65 per basic share for 2007, compared to $4.43 per basic share for 2006. For the quarter, Realized Earnings decreased 2% to $1.14 per basic share, compared to $1.16 per basic share for the fourth quarter of 2006. Realized Earnings return on equity at cost for 2007 was 15%. The 2007 Realized Earnings per basic share covered 2007 total dividends per share by 125%.

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American Capital

February 13, 2008

“Our performance in 2007 was outstanding, particularly in light of the credit crisis,” said Malon Wilkus, Chairman, President and CEO. “We produced $4.65 of Realized Earnings per share which covered our dividend of $3.72 per share by 125%. The excess earnings, in part, allowed us to roll over $361 million of taxable income into 2008 to pay 2008 dividends. During the past ten years, I have answered investors’ questions concerning how we would perform in a recession and credit crisis by stating that we would continue to perform well in a “steady state” mode. This year, we may have the opportunity to prove ourselves in such an environment. Our plan for the year includes a recession, no growth to our balance sheet and other steady state assumptions. Based on these assumptions, we forecast that we will increase our 2008 dividends 13% to $4.19 per share, and we forecast that we will roll over to 2009 more than $500 million of taxable income to pay 2009 dividends, a 39% increase in the amount rolled over into 2008 from 2007. Beyond this outstanding steady state performance, there are tremendous opportunities to make investments in dramatically under valued assets. If we were to raise additional attractively priced capital in 2008, we have the potential of investing in some of the best investment opportunities we’ve seen which could improve on these forecasts.”

American Capital’s Earnings decreased 39% to $4.03 per basic share for 2007, compared to $6.63 per basic share for 2006. For the quarter, Earnings decreased 159% to a loss of $(1.27) per basic share, compared to earnings of $2.15 per basic share for the fourth quarter of 2006. Earnings return on equity for 2007 was 12%.

For the year, net appreciation, depreciation, gains and losses totaled $106 million, consisting of $214 million of net realized gains less $(108) million of net depreciation, compared to $470 million of net appreciation, depreciation, gains and losses for 2006. For the quarter, net appreciation, depreciation, gains and losses totaled $(417) million consisting of $44 million of net realized gains less $(461) million of net depreciation, compared to $199 million of net appreciation, depreciation, gains and losses for the fourth quarter of 2006. The primary components of the $(461) million of net depreciation for the fourth quarter of 2007 were as follows:

•	$60 million of net appreciation of American Capital’s private finance investments (excluding European Capital and American Capital, LLC, discussed below);

•	$(225) million of depreciation of American Capital’s investment in European Capital, due to a decline of its quoted market price plus a decline in the applied control premium;

•	$37 million of net appreciation of foreign currency translation, primarily related to European Capital;

•	$(87) million of depreciation of American Capital, LLC, an alternative asset fund manager, due largely to declines in the trading multiples of comparable public companies;

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American Capital

February 13, 2008

•

$(132) million of depreciation substantially from commercial mortgage backed securities and commercial collateralized loan obligation investments, due primarily to decreased pricing (due to widening spreads);

•	$(59) million of reversals of prior appreciation associated with realized gains; and

•	$(55) million of net depreciation of interest rate swaps that are generally required by American Capital’s loan agreements and asset securitizations due to changes in the yield curve.

As previously announced, the fourth quarter 2007 dividend was $1.00 per share, a 14% increase over the fourth quarter 2006 dividend of $0.88 per share. For the quarter, American Capital’s Realized Earnings of $1.14 per basic share covered the dividend by 114%. For the year, Realized Earnings of $4.65 per basic share covered the dividends by 125%. For the three years ended December 31, 2007, Realized Earnings of $12.61 per basic share covered the dividends by 124%.

American Capital’s net asset value (“NAV”) per share at December 31, 2007 was $32.88, an increase of $3.46 or 12% over the December 31, 2006 NAV per share of $29.42. The December 31, 2007 NAV was $2.04 per share less than the NAV at the end of the prior quarter.

“Credit quality remains strong,” stated John Erickson, Chief Financial Officer. “Our private finance portfolio had $60 million of net appreciation and $41 million of net realized gains for the fourth quarter. Our unrealized depreciation was largely a result of $225 million of depreciation at European Capital, $87 million of depreciation at our asset management company, American Capital, LLC, and $132 million of depreciation in the CLO and CMBS portfolios. The depreciation was significantly driven by a change in pricing and trading multiples rather than the performance of the assets. Unlike many of the financial institutions that also experienced depreciation during the credit crisis, we intend to hold and not trade out of our CLO and CMBS investments, because we enjoy excellent current returns and do not expect to incur realized losses on our investments if we hold them to maturity.”

For the year, American Capital invested $7.9 billion and received $4.5 billion of proceeds from realizations of portfolio investments. In addition, American Capital funds under management invested an additional $3.0 billion, for a total of $10.9 billion of new investments during 2007. In the fourth quarter of 2007, American Capital invested $1.9 billion and received $1.5 billion of proceeds from realizations of portfolio investments. In addition, American Capital funds under management invested an additional $0.3 billion, for a total of $2.2 billion of new investments in the fourth quarter of 2007.

The weighted average effective interest rate on American Capital’s total investments in debt securities as of December 31, 2007 was 12.0%, 20 basis points lower than as of September 30, 2007, primarily due to a decrease in LIBOR. As of December 31, 2007, loans totaling $338 million, with a fair value of $122 million, were on non-accrual. The $122

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American Capital

February 13, 2008

million fair value of non-accrual loans represented 2.1% of total loans at fair value as of December 31, 2007, compared to the $54 million fair value of non-accrual loans representing 1.2% of total loans at fair value as of December 31, 2006. Delinquent and non-accruing loans to 22 portfolio companies totaled $488 million at face value, or 7.9% of total loans at face value as of December 31, 2007, compared to $195 million, or 4.0% of total loans as of December 31, 2006.

“Unlike the leveraged buyout market for large transactions valued at $1 billion or more, buyout activity in the middle market remains active and financing remains available for transactions below $1 billion in enterprise value,” said Ira Wagner, Chief Operating Officer. “Our senior loan syndications desk sold or refinanced $1.3 billion of senior paper since the start of the credit crunch at the end of the second quarter of 2007. We had 24 exits of total committed capital of $2.9 billion and we invested $3.3 billion since the start of the credit crunch, 27% of our assets as of June 30, 2007. While we expect overall transaction volumes in the middle market to decline, we continue to see many opportunities to invest in very good companies at higher yields. Since the start of the credit crunch, our investments in senior debt were priced at 12.5% compared to 11.9% for the year ended June 30, 2007 and our subordinated debt investments were priced at 16.2% compared to 15.3% over the same year ended June 30, 2007. It is even more significant given that the one-month LIBOR has declined by 72 basis points during this timeframe. We continue to expect to make excellent investments in this environment.”

“We raised $6.3 billion of capital in 2007 for American Capital and its funds under management,” stated Tom McHale, Senior Vice President of Finance. “That includes over $1.8 billion in capital raised for managed funds during 2007. Over the past three years, we have diversified our access to capital by raising public and private capital in many new and creative ways. We have also built a substantial capital markets team with more than 20 dedicated professionals who have built relationships with investors globally. Based on the capital resources that we have developed, we are well positioned to take advantage of the current market opportunities during 2008.”

Since its August 1997 IPO through the fourth quarter of 2007, American Capital has earned a 16% compounded annual return, including interest, dividends, fees and net gains, on 225 realizations of senior debt, subordinated debt and equity investments, totaling $10 billion of committed capital. These realizations represent 44% of all amounts invested by American Capital since its August 1997 IPO. Proceeds from these realizations exceeded the total associated prior quarter valuation of the investments by 1%. American Capital earned a 30% compounded annual return on the exit of its equity investments, including dividends, fees and net gains.

FIFTH FUND UNDER MANAGEMENT RAISED IN OCTOBER

On October 1, 2007, American Capital raised a third-party fund under management, American Capital Equity II, LP (“ACE II”), a $585 million private equity fund, increasing American Capital’s funds under management to approximately $5.4 billion or 31% of its aggregate assets under management. American Capital, LLC will manage the fund for

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American Capital

February 13, 2008

a 2% annual management fee on the cost basis of the assets of the fund and up to 30% participation in the net profits of the fund (“Carried Interest”), subject to certain hurdles. American Capital sold 17% of each of its equity investments in 80 portfolio companies to ACE II for an aggregate purchase price of $488 million. The remaining $97 million commitment will be used to fund follow-on investments in the 80 portfolio companies. AIG Investments, the asset management arm of American International Group, Inc. (AIG), led the investor group including Landmark Partners, Paul Capital Partners, Lehman Brothers Secondary Opportunities Fund and SVG Advisers Limited. American Capital is not an investor in ACE II. It is anticipated that this new fund under management will increase American Capital, LLC’s revenues by approximately $10 million in the first full year of the agreement.

THIRD PARTY VALUATION OF PORTFOLIO INVESTMENTS

American Capital’s Board of Directors is responsible for determining the fair value of American Capital’s portfolio investments on a quarterly basis. In that regard, the board retains Houlihan Lokey Howard & Zukin Financial Advisors Inc. (“Houlihan Lokey”) to assist it by having Houlihan Lokey regularly review a designated percentage of fair value determinations. Houlihan Lokey is a leading valuation firm in the U.S., engaged in over 1,000 valuation assignments per year for clients worldwide. Each quarter, Houlihan Lokey reviews approximately one quarter of American Capital’s determination of the fair value of its portfolio company investments that have been portfolio companies for at least one year and that have a fair value in excess of $25 million, in accordance with American Capital’s valuation procedures. In the fourth quarter of 2007, Houlihan Lokey reviewed valuations of 23 portfolio company investments having an aggregate $1.9 billion in fair value as of the period end. In 2007, Houlihan Lokey reviewed 77 portfolio companies totaling $6.4 billion in fair value as of their respective valuation dates, in accordance with American Capital’s valuation procedures. In addition, Houlihan Lokey representatives attend American Capital’s quarterly valuation meetings and provide periodic reports and recommendations to the Audit and Compliance Committee of the Board of Directors.

For those portfolio company investments that Houlihan Lokey has reviewed during each applicable period, using the scope of review set forth by American Capital’s Board of Directors and in accordance with American Capital’s valuation procedures, the Board has made a fair value determination that is within the aggregate range of fair value for such investments as determined by Houlihan Lokey.

In addition to its standard scope for the fourth quarter, American Capital’s Board of Directors engaged Houlihan Lokey to review the valuations of European Capital Limited and American Capital, LLC. As of December 31, 2007, the fair value of each of these investments, as determined by American Capital’s Board of Directors, was within the range of fair value for the investments as determined by Houlihan Lokey.

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Financial highlights for the quarter and year are as follows:

AMERICAN CAPITAL STRATEGIES, LTD.

CONSOLIDATED BALANCE SHEETS

As of December 31, 2007 and 2006

(in millions)

			2007 Versus 2006
	2007	2006	$	%
	(unaudited)
Assets
Investments at fair value (cost of $10,667 and $7,781 respectively)	$10,928	$8,076	$2,852	35%
Cash and cash equivalents	143	77	66	86%
Restricted cash	401	233	168	72%
Interest receivable	56	44	12	27%
Other	204	179	25	14%

Total assets	$11,732	$8,609	$3,123	36%

Liabilities and Shareholders’ Equity
Debt	$4,824	$3,926	$898	23%
Derivative agreements	77	13	64	492%
Accrued dividends payable	195	130	65	50%
Other	195	198	(3)	-2%

Total liabilities	5,291	4,267	1,024	24%

Commitments and contingencies
Shareholders’ equity:
Undesignated preferred stock, $0.01 par value, 5.0 shares authorized, 0.0 issued and outstanding	—	—	—	—
Common stock, $0.01 par value, 1,000.0 and 200.0 shares authorized, 201.4 and 151.6 issued and 195.9 and 147.6 outstanding, respectively	2	1	1	100%
Capital in excess of par value	6,020	3,980	2,040	51%
Notes receivable from sale of common stock	(7)	(7)	—	0%
Undistributed net realized earnings	254	88	166	189%
Net unrealized appreciation of investments	172	280	(108)	-39%

Total shareholders’ equity	6,441	4,342	2,099	48%

Total liabilities and shareholders’ equity	$11,732	$8,609	$3,123	36%

AMERICAN CAPITAL STRATEGIES, LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS

Three and Twelve Months Ended December 31, 2007 and 2006

(in millions, except per share data)

	Three Months Ended December 31,		Three Months Ended December 31, 2007 Versus 2006		Fiscal Year Ended December 31,		Fiscal Year Ended December 31, 2007 Versus 2006
	2007	2006	$	%	2007	2006	$	%
	(unaudited)	(unaudited)			(unaudited)
OPERATING INCOME:
Investing operating income(1)	$283	$208	$75	36%	$980	$689	$291	42%
Asset management and advisory operating income(2)	71	36	35	97%	260	171	89	52%

Total operating income	354	244	110	45%	1,240	860	380	44%

OPERATING EXPENSES:
Interest	73	57	16	28%	287	190	97	51%
Salaries, benefits and stock-based compensation	77	59	18	31%	254	161	93	58%
General and administrative	27	22	5	23%	99	73	26	36%

Total operating expenses	177	138	39	28%	640	424	216	51%

OPERATING INCOME BEFORE INCOME TAXES	177	106	71	67%	600	436	164	38%

(Provision) benefit for income taxes	(3)	7	(10)	NM	(6)	(11)	5	45%

NET OPERATING INCOME	174	113	61	54%	594	425	169	40%

Net realized gain on investments
Portfolio company investments	41	68	(27)	-40%	198	175	23	13%
Taxes on realized gains	(2)	(17)	15	88%	(6)	(17)	11	65%
Foreign currency	5	—	5	100%	5	—	5	100%
Derivative agreements	—	4	(4)	-100%	17	15	2	13%

Total net realized gain	44	55	(11)	-20%	214	173	41	24%

REALIZED EARNINGS	218	168	50	30%	808	598	210	35%

Net unrealized (depreciation) appreciation of investments
Portfolio company investments	(443)	128	(571)	NM	(126)	276	(402)	NM
Foreign currency translation	37	18	19	106%	98	32	66	206%
Derivative agreements	(55)	(2)	(53)	NM	(80)	(11)	(69)	-627%

Total net unrealized (depreciation) appreciation	(461)	144	(605)	NM	(108)	297	(405)	NM

INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE	(243)	312	(555)	NM	700	895	(195)	-22%
Cumulative effect of accounting change, net of tax	—	—	—	—	—	1	(1)	-100%

NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS (“EARNINGS”)	$(243)	$312	$(555)	NM	$700	$896	$(196)	-22%

NET OPERATING INCOME PER COMMON SHARE*:
Basic	$0.91	$0.78	$0.13	17%	$3.42	$3.15	$0.27	9%
Diluted	$0.90	$0.76	$0.14	18%	$3.36	$3.11	$0.25	8%

REALIZED EARNINGS PER COMMON SHARE*:
Basic	$1.14	$1.16	$(0.02)	-2%	$4.65	$4.43	$0.22	5%
Diluted	$1.13	$1.13	$—	0%	$4.57	$4.37	$0.20	5%

EARNINGS PER COMMON SHARE*:
Basic	$(1.27)	$2.15	$(3.42)	-159%	$4.03	$6.63	$(2.60)	-39%
Diluted	$(1.27)	$2.10	$(3.37)	-160%	$3.96	$6.55	$(2.59)	-40%

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING:
Basic	190.6	145.2	45.4	31%	173.9	135.1	38.8	29%
Diluted	193.0	148.4	44.6	30%	176.9	136.8	40.1	29%

DIVIDENDS DECLARED PER COMMON SHARE	$1.00	$0.88	$0.12	14%	$3.72	$3.33	$0.39	12%

NM = Not meaningful.

*	May not recalculate due to rounding.
(1)	The investing operating income consists of interest, dividends, prepayment fees and other investment fee income.
(2)	The asset management and advisory operating income consists primarily of asset management fees and reimbursements, dividends from portfolio company fund managers, transaction structuring fees, equity and loan financing fees, portfolio company management and administrative fees and other fee income.

AMERICAN CAPITAL STRATEGIES, LTD.

OTHER FINANCIAL INFORMATION

Three and Twelve Months Ended December 31, 2007 and 2006

(in millions, except per share data)

(unaudited)

	Q4 2007	Q4 2006	Q4 2007 Versus Q4 2006				2007 Versus 2006
			$	%	2007	2006	$	%
Assets Under Management:
American Capital Assets at Fair Value(1)	$11,732	$8,609	$3,123	36%
Externally Managed Assets at Fair Value(2)	5,372	2,708	2,664	98%

Total	$17,104	$11,317	$5,787	51%

Capital Resources Under Management:
American Capital Assets at Fair Value plus Available Capital Resources(1)	$13,285	$9,197	$4,088	44%
Externally Managed Assets at Fair Value plus Available Capital Resources(2)	5,896	3,111	2,785	90%

Total	$19,181	$12,308	$6,873	56%

New Investments:
Senior Debt	$1,059	$1,050	$9	1%	$3,977	$2,504	$1,473	59%
Subordinated Debt	400	196	204	104%	1,224	1,023	201	20%
Preferred Equity	277	146	131	90%	1,276	790	486	62%
Common Equity	123	43	80	186%	629	167	462	277%
Common Equity Warrants	1	7	(6)	-86%	6	92	(86)	-93%
CMBS Investments	75	155	(80)	-52%	499	414	85	21%
CLO Investments	2	63	(61)	-97%	317	146	171	117%

Total	$1,937	$1,660	$277	17%	$7,928	$5,136	$2,792	54%

American Capital Sponsored Buyouts	$770	$360	$410	114%	$3,273	$2,200	$1,073	49%
Financing for Private Equity Buyouts	568	716	(148)	-21%	1,756	1,043	713	68%
Investments in Managed Funds(3)	9	—	9	100%	474	—	474	100%
Direct Investments	204	153	51	33%	843	263	580	221%
CMBS Investments(3)	75	155	(80)	-52%	499	414	85	21%
CLO Investments(3)	2	63	(61)	-97%	103	146	(43)	-29%
Add-on Financing for Acquisitions	112	95	17	18%	385	584	(199)	-34%
Add-on Financing for Recapitalizations	191	105	86	82%	489	442	47	11%
Add-on Financing for Growth	2	—	2	100%	7	2	5	250%
Add-on Financing for Working Capital in Distressed Situations	4	5	(1)	-20%	29	21	8	38%
Add-on Financing for Working Capital	—	8	(8)	-100%	70	21	49	233%

Total	$1,937	$1,660	$277	17%	$7,928	$5,136	$2,792	54%

Realizations(4):
Scheduled Principal Amortization	$21	$15	$6	40%	$74	$64	$10	16%
Senior Loan Syndications	300	266	34	13%	1,603	456	1,147	252%
Principal Prepayments	475	437	38	9%	1,409	1,223	186	15%
Payment of Accrued Payment-in-kind Interest and Dividends and Original Issue Discount	30	17	13	76%	74	73	1	1%
Sale of CMBS Securities	—	—	—	—	402	—	402	100%
Sale of Equity Investments	660	746	(86)	-12%	976	1,102	(126)	11%

Total	$1,486	$1,481	$5	0%	$4,538	$2,918	$1,620	56%

Appreciation, Depreciation, Gains and Losses:
Gross Realized Gains	$140	$116	$24	21%	$363	$356	$7	2%
Gross Realized Losses	(99)	(48)	(51)	-106%	(165)	(181)	16	9%

Portfolio Net Realized Gains	41	68	(27)	-40%	198	175	23	13%
Taxes on Realized Gains	(2)	(17)	15	88%	(6)	(17)	11	65%
Foreign Currency	5	—	5	100%	5	—	5	100%
Interest Rate Derivatives	—	4	(4)	-100%	17	15	2	13%

Net Realized Gains	44	55	(11)	-20%	214	173	41	24%

Gross Unrealized Appreciation at 38, 52, 87 and 68 Portfolio Companies	247	306	(59)	-19%	1,073	785	288	37%
Gross Unrealized Depreciation at 56, 32, 85 and 53 Portfolio Companies	(631)	(114)	(517)	454%	(1,032)	(381)	(651)	-171%

Current Portfolio Net Unrealized (Depreciation) Appreciation	(384)	192	(576)	NM	41	404	(363)	NM
Net Depreciation From the Recognition of Net Realized Gains	(59)	(64)	5	8%	(167)	(128)	(39)	-30%
Net Unrealized Appreciation for Foreign Currency Translation	37	18	19	106%	98	32	66	206%
Interest Rate Derivatives, net	(55)	(2)	(53)	NM	(80)	(11)	(69)	-627%

Net Unrealized (Depreciation) Appreciation	(461)	144	(605)	NM	(108)	297	(405)	NM

Net Gains, Losses, Appreciation and Depreciation	$(417)	$199	$(616)	NM	$106	$470	$(364)	-77%

Other Financial Data:
Net Asset Value per Share	$32.88	$29.42	$3.46	12%
Market Capitalization	$6,456	$6,829	$(373)	-5%
Total Enterprise Value	$11,137	$10,678	$459	4%
Credit Quality:
Weighted Average Effective Interest Rate on Debt Investments at Period End	12.0%	12.3%
Loans on Non-Accrual at Face	$338	$183	$155	85%
Loans on Non-Accrual at Fair Value	$122	$54	$68	126%
Past Due Loans at Face	$150	$12	$138	NM
Past Due and Non-Accrual Loans at Face as a Percentage of Total Loans	7.9%	4.0%
Non-Accrual Loans at Fair Value as a Percentage of Total Loans	2.1%	1.2%
Number of Portfolio Companies on Non-Accrual and Past Due	22	14
Debt to Equity Conversions at Face Value	$—	$—	$—	—
Return on Equity:
2007 Net Operating Income Return on Average Equity at Cost	11.3%	12.0%
2007 Realized Earnings Return on Average Equity at Cost	15.3%	16.9%
2007 Earnings Return on Average Equity	12.2%	24.6%
Current Quarter Net Operating Income Return on Average Equity at Cost Annualized	11.4%	11.4%
Current Quarter Realized Earnings Return on Average Equity at Cost Annualized	14.3%	17.0%
Current Quarter Earnings Return on Average Equity Annualized	-14.9%	29.9%
Dividends:
Dividend Coverage (Realized Earnings per Basic Share/Dividend per Share)(5)	1.14x	1.32x
Dividend Payout Ratio (Dividend per Share/Realized Earnings per Basic Share)(5)	0.88x	0.76x
2007 Dividend Coverage (Realized Earnings per Basic Share/Dividend per Share)(5)	1.25x	1.33x
2007 Dividend Payout Ratio (Dividend per Share/Realized Earnings per Basic Share)(5)	0.80x	0.75x

NM = Not meaningful

(1)	Includes American Capital’s investment in its externally managed funds.
(2)	Includes European Capital Limited, American Capital Equity I , American Capital Equity II, ACAS CLO-1 and ACAS CRE CDO 2007-1.
(3)	Investment in ACAS CRE CDO 2007-1 is included in Investments in Managed Funds.
(4)	Excludes repayments of European Capital Limited bridge loans.
(5)	American Capital elected to retain net long-term capital gains for the tax year ended September 30, 2006 and pay a federal tax on behalf of its shareholders. The taxes paid by American Capital are included in its Realized Earnings per Basic Share in the fourth quarter of 2006. For income tax purposes, the net long-term capital gains is treated as a deemed distribution to American Capital’s shareholders, but is not included in the Dividends per Share.

American Capital

February 13, 2008

	Static Pool
Portfolio Statistics (1) ($ in millions, unaudited)	Pre-1999	1999	2000	2001	2002	2003	2004	2005	2006	2007	Pre-1999 - 2007 Aggregate	2003 - 2007 Aggregate
Internal Rate of Return-All Investments(2)	7.3%	9.0%	7.5%	19.1%	9.5%	21.6%	17.2%	22.7%	18.5%	12.7%	16.0%	19.5%
Internal Rate of Return-Equity Investments Only(2)(10)	24.2%	-26.3%	10.1%	46.8%	15.3%	30.0%	29.5%	34.2%	30.9%	38.6%	28.1%	32.5%
Internal Rate of Return-Equity Investments Only(2)(5)(10)	24.2%	-26.3%	10.1%	46.8%	15.3%	30.0%	29.5%	37.5%	30.9%	38.9%	27.8%	33.1%
Original Investments and Commitments	$395	$380	$285	$372	$957	$1,432	$2,259	$3,872	$5,034	$6,480	$21,466	$19,077
Total Exits and Prepayments of Original Investments	$329	$297	$285	$286	$669	$1,034	$1,512	$1,796	$2,195	$1,117	$9,520	$7,654
Total Interest, Dividends and Fees Collected	$154	$145	$105	$149	$287	$343	$498	$673	$533	$323	$3,210	$2,370
Total Net Realized (Loss) Gain on Investments	$(67)	$(47)	$(40)	$25	$(58)	$144	$135	$252	$83	$(14)	$413	$600
Current Cost of Investments	$65	$33	$—	$57	$262	$354	$743	$2,081	$2,501	$4,571	$10,667	$10,250
Current Fair Value of Investments(11)	$51	$18	$—	$21	$217	$382	$697	$2,492	$2,588	$4,458	$10,924	$10,617
Net Unrealized (Depreciation) Appreciation	$(14)	$(15)	$—	$(36)	$(45)	$28	$(46)	$411	$87	$(113)	$257	$367
Non-Accrual Loans at Face	$14	$7	$—	$15	$39	$24	$56	$69	$58	$56	$338	$263
Non-Accrual Loans at Fair Value	$4	$3	$—	$2	$13	$10	$18	$19	$43	$10	$122	$100
Equity Interest at Fair Value(9)	$38	$6	$—	$3	$43	$138	$150	$1,724	$828	$1,445	$4,375	$4,285
Debt to EBITDA(3)(4)(5)	NM	3.2	—	9.0	4.9	6.2	5.7	4.6	5.7	6.5	5.9	5.9
Interest Coverage(3)(5)	NM	2.8	—	2.2	1.9	1.4	1.7	2.5	1.8	2.0	2.0	2.0
Debt Service Coverage(3)(5)	NM	2.4	—	2.2	1.2	1.3	1.4	1.7	1.9	1.6	1.7	1.7
Average Age of Companies(5)	68 yrs	57 yrs	—	24 yrs	42 yrs	37 yrs	38 yrs	28 yrs	28 yrs	27 yrs	29 yrs	29 yrs
Diluted Ownership Percentage(9)	54%	58%	—%	52%	41%	50%	32%	56%	31%	41%	42%	42%
Average Sales(5)(6)	$172	$23	$—	$86	$66	$152	$98	$109	$133	$195	$153	$156
Average EBITDA(5)(7)	$9	$3	$—	$3	$13	$25	$22	$24	$27	$38	$30	$31
Average EBITDA Margin(5)	5.2%	13.0%	—%	3.5%	19.7%	16.4%	22.4%	22.0%	20.3%	19.5%	19.6%	19.9%
Total Sales(5)(6)	$287	$84	$—	$639	$395	$1,565	$1,819	$3,008	$5,729	$9,316	$22,842	$21,437
Total EBITDA(5)(7)	$14	$7	$—	$24	$54	$226	$318	$470	$1,007	$1,745	$3,865	$3,766
% of Senior Loans(5)(8)	95%	0%	—%	27%	70%	63%	62%	51%	45%	72%	60%	60%
% of Loans with Lien(5)(8)	100%	100%	—%	100%	100%	100%	94%	89%	82%	95%	91%	90%

(1)	Static pool classification is based on the year the initial investment was made. Subsequent add-on investments are included in the static pool year of the original investment. Investments in government securities and interest rate derivative agreements are excluded.
(2)	Assumes investments are exited at current fair value.
(3)	These amounts do not include investments in which the Company owns only equity.
(4)	For portfolio companies with a nominal EBITDA amount, the portfolio company’s maximum debt leverage is limited to 15 times EBITDA.
(5)	Excludes investments in American Capital, LLC, commercial mortgage backed securities, collateralized loan obligations, collateralized debt obligations and managed funds.
(6)	Sales of the most recent twelve months, or when appropriate, the forecasted twelve months.
(7)	EBITDA of the most recent twelve months, or when appropriate, the forecasted twelve months.
(8)	As a percentage of our total debt investments.
(9)	Excludes investments in commercial mortgage backed securities, collateralized loan obligations and collateralized debt obligations.
(10)	Excludes equity investments that are the result of conversions of debt and warrants received with the issuance of debt.
(11)	Excludes derivative agreements.

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American Capital

February 13, 2008

ADDITIONAL DIVIDEND INFORMATION

American Capital must make certain distributions of its taxable income in order to maintain its tax status as a regulated investment company. Investors can refer to American Capital’s most recent report on Form 10-K for more information about its tax status. Taxable income differs from GAAP income because of both temporary and permanent differences in income and expense recognition. For example, changes in appreciation and depreciation of portfolio investments have no impact on American Capital's taxable income. American Capital reports the anticipated tax characteristics of each dividend when announced, while the actual tax characteristics of each year’s dividends are reported annually to shareholders on Form 1099DIV. The 2007 dividends totaling $3.72 per share were a distribution of ordinary taxable income. The first quarter 2008 dividend of $1.01 per share is anticipated to be a distribution of ordinary taxable income that was earned in 2007. The net long term capital gains in the 2007 tax year totaling $142 million will be distributed to shareholders as a part of the second quarter 2008 dividend.

DIVIDEND REINVESTMENT PLAN (DRIP)

In appreciation of the loyal support of our shareholders, American Capital’s Dividend Reinvestment Plan grants a 2% discount to the market price for reinvested dividends when the market price per share equals or exceeds the NAV per share by at least 110%. Please see the prospectus for additional information. Brokerages that have confirmed participation in the DRIP include, but are not limited to:

A.G. Edwards

Citigroup-Smith Barney

Fidelity

Merrill Lynch

Morgan Keegan

RBC Dain Rauscher

UBS Financial

Wachovia Securities

Wedbush Morgan

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American Capital

February 13, 2008

For more information regarding the DRIP, please visit our website or call our Investor Relations Department at (301) 951-6122.

A summary of American Capital’s dividend history and forecast follows.

AMERICAN CAPITAL’S DIVIDEND HISTORY $27.17 DECLARED SINCE AUGUST 1997 IPO AT $15.00 PER SHARE

Year/Quarter	Regular Dividend	% Change of Regular Dividend Over Prior Year	Additional Dividend	Total	% Change of Total Dividend Over Prior Year
Total 1997 to Q1 2008 Declared				$27.17

2008	$4.19	13%	Not Planned	$4.19	13%
Q4 Forecast	$1.10	10%
Q3 Forecast	$1.05	14%
Q2 Forecast	$1.03	13%
Q1 Declared	$1.01	13%

2007	$3.72	12%	$0.00	$3.72	12%
Q4	$1.00	14%
Q3	$0.92	11%
Q2	$0.91	11%
Q1	$0.89	11%

2006	$3.33	9%	$0.00	$3.33	8%
Q4	$0.88	11%
Q3	$0.83	6%
Q2	$0.82	9%
Q1	$0.80	10%

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American Capital

February 13, 2008

2005	$3.05	7%	$0.03	$3.08	6%
Q4	$0.79	8%
Q3	$0.78	8%
Q2	$0.75	7%
Q1	$0.73	4%

2004	$2.85	4%	$0.06	$2.91	4%
Q4	$0.73	6%
Q3	$0.72	4%
Q2	$0.70	3%
Q1	$0.70	4%

2003	$2.73	7%	$0.06	$2.79	9%
Q4	$0.69	3%
Q3	$0.69	5%
Q2	$0.68	8%
Q1	$0.67	14%

2002	$2.55	15%	$0.02	$2.57	12%
Q4	$0.67	18%
Q3	$0.66	18%
Q2	$0.63	15%
Q1	$0.59	11%

2001	$2.21	13%	$0.09	$2.30	6%
Q4	$0.57	10%
Q3	$0.56	14%
Q2	$0.55	12%
Q1	$0.53	18%

2000	$1.95	14%	$0.22	$2.17	25%
Q4	$0.52	18%
Q3	$0.49	14%
Q2	$0.49	14%
Q1	$0.45	10%

1999	$1.71	39%	$0.03	$1.74	30%
Q4	$0.44	19%
Q3	$0.43	34%
Q2	$0.43	48%
Q1	$0.41	64%

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American Capital

February 13, 2008

1998	$1.23	N/A	$0.11	$1.34
Q4	$0.37	76%
Q3	$0.32	N/A
Q2	$0.29	N/A
Q1	$0.25	N/A

1997 Q4	$0.21			$0.21
Total Declared				$27.17

SHAREHOLDER CALL

American Capital invites shareholders, prospective shareholders and analysts to attend the American Capital Shareholder Call on Wednesday, February 13, 2008 at 11:00 am ET. The dial in number will be (888) 428-4474. International callers should dial +1 (612) 332-0632. Please advise the operator you are dialing in for the American Capital Shareholder Call. Shareholder presentations, webcasts and audio recordings can be found in the Investor Relations section of our website at www.ACAS.com.

BEFORE THE CALL:

REVIEW THE SLIDE PRESENTATION IN ADVANCE OF THE SHAREHOLDER CALL

The quarterly shareholder presentation includes a slide presentation to accompany the call that participants may download and print prior to the call. You may wish to take the time to review the slides in advance of the Shareholder Call.

DURING THE CALL:

VIEW STREAMING SLIDE PRESENTATION DURING THE SHAREHOLDER CALL

During the Shareholder Call you may watch and listen to the webcast or listen to the Shareholder Call by phone and step through the slides at your own pace.

AFTER THE CALL:

LISTEN AND VIEW AUDIO SLIDE PRESENTATION AFTER THE CALL

The audio of the Shareholder Call combined with the slide presentation will be made available on our website after the call on February 13. An archive of our audio and slide presentations of our quarterly shareholder calls can be found in the Investor Relations section of our website at www.ACAS.com.

AUDIO ONLY PRESENTATION AVAILABLE AFTER THE SHAREHOLDER CALL:

There will be a phone recording available from 3:00 pm Wednesday, February 13 until 11:59 pm Wednesday, February 27. If you are interested in hearing the recording of the presentation, please dial (800) 475-6701. International callers may dial +1 (320) 365-3844. The access code for both domestic and international callers is 906180.

For further information or questions, please do not hesitate to call our Investor Relations Department at (301) 951-6122.

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American Capital

February 13, 2008

ABOUT AMERICAN CAPITAL

American Capital is the only alternative asset management company in the S&P 500. With $19 billion in capital resources under management, American Capital is the largest U.S. publicly traded private equity fund and one of the largest publicly traded alternative asset managers. American Capital, both directly and through its global asset management business, is an investor in management and employee buyouts, private equity buyouts and early stage and mature private and public companies. American Capital provides senior debt, mezzanine debt and equity to fund growth, acquisitions, recapitalizations and securitizations. American Capital and its affiliates invest from $5 million to $800 million per company in North America and €5 million to €500 million per company in Europe.

As of December 31, 2007, American Capital shareholders have enjoyed a total return of 453% since the Company's IPO - an annualized return of 18%, assuming reinvestment of dividends. American Capital has paid a total of $2.1 billion in dividends and paid or declared $27.17 dividends per share since its August 1997 IPO at $15 per share.

Companies interested in learning more about American Capital's flexible financing should contact Mark Opel, Senior Vice President, Business Development, at (800) 248-9340, or visit www.AmericanCapital.com or www.EuropeanCapital.com.

Persons considering an investment in American Capital should consider the investment objectives, risks and charges and expenses of the Company carefully before investing. Such information and other information about the Company is available in the Company’s annual report on Form 10-K, quarterly report on Form 10-Q and in the prospectuses the Company issues from time to time in connection with its offering of securities. Such materials are filed with the Securities and Exchange Commission and copies are available on the SEC’s website, www.sec.gov. Prospective investors should read such materials carefully before investing.

Performance data quoted above represents past performance of American Capital. Past performance does not guarantee future results and the investment return and principal value of an investment in American Capital will likely fluctuate. Consequently, an investor's shares, when sold, may be worth more or less than their original cost. Additionally, American Capital’s current performance may be lower or higher than the performance data quoted above.

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